Option Grant Date:  January 10, 1994
Number of Shares:   1,431 shares
Exercise Price:     $.50 per share
Vesting Schedule:   * in ____ equal annual installments commencing on the first anniversary of the Option Grant Date
Term:               * Insert term into paragraph 3 below

                             DDL ELECTRONICS, INC.
                            STOCK OPTION AGREEMENT
                           1993 STOCK INCENTIVE PLAN

     This Stock Option Agreement (this "Agreement") is made effective as of the Option Grant Date set forth above by and between DDL Electronics, Inc., a Delaware corporation (the "Company"), and the optionee named below ("Optionee").

The parties agree as follows:

     1. Governing Plan. Optionee has received a copy of the DDL Electronics, Inc. 1993 Stock Incentive Plan (the "1993 Plan"). This Agreement is subject in all respects to the applicable provisions of the 1993 Plan which are incorporated herein by reference, and in the case of any conflict between the provisions of the 1993 Plan and this Agreement, the provisions of the 1993 Plan shall be controlling.

     2. Grant of Option. The Company hereby grants to Optionee a nonstatutory stock option (the "Option") to purchase the number of shares of the Company's Common Stock set forth above. The Exercise Price for such Option shall be paid in cash, unless otherwise determined by the Board of Directors or Committee administering the 1993 Plan.

     3. Term and Termination. The Option shall expire on the earliest of (i) ninety (90) days from the date on which Optionee ceases to be an employee or consultant of the Company or its subsidiaries for any reason; or (ii) the ____ anniversary of the Option Grant Date. If Optionee ceases for any reason to be an employee or consultant of the Company or its subsidiaries, that portion of the Option which has not yet become exercisable shall be terminated, unless the Board of Directors or Committee administering the 1993 Plan in its discretion accelerates the vesting of the Option (in which case it may impose whatever conditions it considers appropriate on the accelerated portion).*

     4. Non-Assignability. Options granted under the 1993 Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily or by the operation of law, other than by will or laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee.

     5. Governing Law. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.
* See Attached Amendment

     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the date first written above.

DDL ELECTRONICS, INC.                OPTIONEE


By:  /s/ Alan Steel                  /s/ William E. Cook
   ------------------------          -----------------------------
   Signature                         Signature


Alan R. Steel                        William E. Cook
---------------------------          -----------------------------
Printed Name                         Printed Name

Vice President                       1270 N.W. 167th Place, Beaverton, OR 97006
---------------------------          ------------------------------------------
Title                                Street Address, City, State, Zip Code

                             DDL ELECTRONICS, INC.
                            STOCK OPTION AGREEMENT
                           1993 STOCK INCENTIVE PLAN

     Amendment to Stock Option Agreement for antidilution options granted pursuant to the 1991 Nonstatutory Stock Option Agreement:

     1. Number of Shares. This Stock Option Agreement covers the indicated number of shares plus options granted in the future pursuant to the antidilution provisions of the 1991 Nonstatutory Stock Option Agreement between the Company and Optionee.

     2. Term and Termination. Notwithstanding the provisions of this paragraph, antidilution options will have the name vesting, exercise and termination terms as stated in the related 1991 Nonstatutory Stock Option Agreement.

     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the date first written above.

DDL ELECTRONICS, INC.                OPTIONEE


By:  /s/ Alan Steel                  /s/ William E. Cook
   ------------------------          -----------------------------
   Signature                         Signature


Alan R. Steel                        William E. Cook
---------------------------          -----------------------------
Printed Name                         Printed Name

Vice President                       1270 N.W. 167th Place, Beaverton, OR 97006
---------------------------          ------------------------------------------
Title                                Street Address, City, State, Zip Code